Exhibit 10.1

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is made as of             , 20  , by and between Immunomedics, Inc., a Delaware corporation (the “Corporation”), and             (“Indemnitee”). Capitalized terms used, but not otherwise defined herein, shall have the meanings set forth in Section 1.

RECITALS

A.                                    Highly competent and qualified persons have become more reluctant to serve corporations as directors, officers or in other capacities unless they are provided with adequate protection through insurance coverage or adequate indemnification against risks of claims and actions against them arising out of their service to and activities on behalf of the corporation.

B.                                    The board of directors of the Corporation (the “Board”) has determined that, in order to attract and retain competent and qualified individuals, the Corporation will seek to maintain on an ongoing basis, at its sole expense, directors’ and officers’ liability insurance to protect persons serving the Corporation and its subsidiaries from certain liabilities. However, as a result of changes in the marketplace for insurance it has become increasingly difficult for corporations to obtain directors’ and officers’ liability insurance on terms providing reasonable protection at reasonable cost. The uncertainties relating to directors’ and officers’ liability insurance have increased the difficulty of attracting and retaining such persons.

C.                                    The Board has determined that the potential inability to attract and retain highly competent and qualified persons to serve the Corporation would be detrimental to the best interests of the Corporation and its stockholders and that the Corporation should act to assure such persons that there will be increased certainty of adequate protection against risks of claims and actions against them arising out of their service to and activities on behalf of the Corporation in the future.

D.                                    The Board has determined that it is reasonable, prudent and necessary for the Corporation to contractually obligate itself to indemnify, and to advance Expenses (as defined in Section 1(f)) on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Corporation free from undue concern that they will not be so indemnified.

E.                                     Indemnitee has agreed to serve the Corporation in an officer and/or director capacity provided that Indemnitee is provided the protections available under this Agreement, the Corporation’s Amended and Restated Certificate of Incorporation (as amended, modified, supplemented, restated or amended and restated from time to time, the “Certificate of Incorporation”), the Corporation’s Second Amended and Restated By-Laws (as amended and/or restated from time to time, the “By-Laws”) and directors’ and officers’ liability insurance coverage that is adequate in the present circumstances.

F.                                      This Agreement is a supplement to and in furtherance of any protections provided by the Certificate of Incorporation, the By-Laws and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder. In addition, Indemnitee will be entitled to indemnification pursuant to the Delaware General Corporation Law.

NOW THEREFORE, in consideration of the foregoing and the covenants, promises and representations set forth herein, and for other good and valuable consideration, including Indemnitee’s agreement to serve as a director and/or officer of the Corporation after the date hereof, and intending to be legally bound hereby, the parties hereto agree as follows:

1.                                      Certain Definitions for Purposes of this Agreement.  The following terms as used in this Agreement shall have the meanings set forth below.

(a)                                 “Change in Control” means:

(i)                                     merger, consolidation or reorganization approved by the Corporation’s stockholders, unless securities representing more than 50 percent of the total and combined voting power of the outstanding voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction;

(ii)                                  The sale, transfer or other disposition of all or substantially all of the Corporation’s assets as an entirety or substantially as an entirety, occurring within a 12-month period, and representing, at a minimum, not less than 50 percent of the total gross fair market value of all assets of the Corporation, to any person, entity, or group of persons acting in consort, other than a sale, transfer or disposition to: (A) a stockholder of the Corporation in exchange for or with respect to its stock; (B) an entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by the Corporation; (C) a person, or more than one person acting as a group, that owns, directly or indirectly, 50 percent or more of the total value or voting power of the outstanding stock of the Corporation; or (D) an entity, at least 50 percent of the total value or voting power of which is owned by a person described in (C); or

(iii)                               Any transaction or series of related transactions pursuant to which any person or any group of persons comprising a “group” within the meaning of Rule 13d-5(b)(1) under the Securities Exchange Act of 1934, as amended (other than the Corporation or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Corporation) becomes directly or indirectly the beneficial owner (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing (or convertible into or exercisable for securities possessing) more than 50 percent of the total combined voting power of the Corporation’s securities outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Corporation or the acquisition of outstanding securities held by one or more of the Corporation’s stockholders; or

(iv)                              A change in the composition of the Board over a period of 12 consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals whose election is endorsed by a majority of the members of the Board immediately before the date of election.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Corporation’s incorporation or to create a holding company that will be owned in the same proportions by the persons who held the Corporation’s securities immediately before such transaction.

(b)                                 “Corporation” includes any domestic or foreign predecessor entity of the Corporation in a merger or other transaction in which the predecessor’s existence ceased on consummation of the transaction.

(c)                                  “Director” means an individual who is or was a director of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other entity.  A Director is considered to be serving an employee benefit plan at the Corporation’s request if that

Director’s duties to the Corporation also impose duties on, or otherwise involve services by, him or her to the plan or to participants in or beneficiaries of the plan.

(d)                                 “Disinterested Director” or “Disinterested Officer” means a Director or Officer, respectively, who at the time of a vote or selection referred to in Section 4(b) or 5(c) is not a party to the Proceeding.

(e)                                  “Enterprise” means (i) the Corporation, (ii) any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that is an affiliate or wholly or partially owned subsidiary of the Corporation and of which Indemnitee is or was serving as a director, trustee, general partner, managing member, officer, employee, agent or fiduciary, and (iii) any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the express written request of the Corporation as a director, trustee, general partner, managing member, officer, employee, agent or fiduciary.

(f)                                   “Expenses” includes all reasonable counsel fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding.  Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including the premium, security for, and other costs relating to any cost bond, supersede as bond, or other appeal bond or its equivalent. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(g)                                  “Independent Legal Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Corporation, (ii) Indemnitee, (iii) any affiliate of the Corporation or Indemnitee, (iv) any member of Indemnitee’s immediate family, (v) any company of which Indemnitee is an executive officer, in each case in any matter material to such party, or (vi) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Legal Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(h)                                 “Liability” includes the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable Expenses actually incurred with respect to a Proceeding.

(i)                                     “Officer” means an individual who is or was an officer of the Corporation or an individual who, while an officer of the Corporation, is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other entity.  An Officer is considered to be serving an employee benefit plan at the Corporation’s request if that Officer’s duties to the Corporation also impose duties on, or otherwise involve services by, him or her to the plan or to participants in or beneficiaries of the plan.

(j)                                    “Proceeding” includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Corporation or other Enterprise or otherwise and whether civil, criminal, administrative or investigative, in which

Indemnitee was, is or will be involved as a party or otherwise, by reason of the fact that Indemnitee is or was an officer or director of the Corporation, by reason of any action taken by Indemnitee or of any inaction on Indemnitee’s part while acting as an officer or director of the Corporation, or by reason of the fact that Indemnitee is or was serving at the request of the Corporation as a director, officer, employee, agent or fiduciary of another Enterprise; in each case whether or not Indemnitee is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement; including one pending on or before the date of this Agreement, but excluding one initiated by Indemnitee pursuant to this Agreement to enforce Indemnitee’s rights under this Agreement.

(k)                                 “Reviewing Party” shall mean the person or persons making the entitlement determination pursuant to Section 5 of this Agreement, and shall not include a court making any determination under this Agreement or otherwise.

2.                                      Basic Indemnification Arrangement.

(a)                                 Obligation to Indemnify; Standard of Conduct.  Except as provided in Sections 2(e), 2(f), 2(g) or 7 below, the Corporation shall indemnify Indemnitee and hold harmless Indemnitee, to the fullest extent authorized or permitted by applicable law, in the event Indemnitee is made a party to a Proceeding because he or she is or was a Director or Officer, against Liability incurred in the Proceeding if:

(1)                                 Indemnitee conducted himself or herself in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation; and

(2)                                 in the case of any criminal Proceeding, Indemnitee had no reasonable cause to believe his or her conduct was unlawful.

(b)                                 Service with Respect to Employee Benefit Plan.  Indemnitee’s conduct with respect to an employee benefit plan for a purpose he or she believed in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of Section 2(a)(1).

(c)                                  Reliance as Safe Harbor.  For purposes of any determination hereunder, Indemnitee shall be deemed to have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal Proceeding, to have had no reasonable cause to believe Indemnitee’s conduct was unlawful, if Indemnitee’s conduct was based primarily on: (i) the records or books of account of the Corporation or relevant entity, including financial statements, (ii) information supplied to Indemnitee by the officers of the Corporation or relevant entity in the course of their duties, (iii) the advice of legal counsel for the Corporation or relevant entity, or (iv) information or records given or reports made to the Corporation or relevant entity by an independent certified public accountant, or by an appraiser or other expert selected with reasonable care by the Corporation or relevant entity.  The provisions of this Section 2(c) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the relevant standard of conduct set forth in this Agreement.

(d)                                 Termination of Proceeding Not Determinative.  The termination of a Proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption or be determinative that Indemnitee is not entitled to indemnification or reimbursement of Expenses hereunder or otherwise.

(e)                                  Limits on Indemnification.  Unless, and then only to the extent that, a court of competent jurisdiction acting pursuant to Section 6 of this Agreement or the Delaware General Corporation Law, determines that, in view of the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification, the Corporation shall not indemnify Indemnitee under this Agreement:

(1)                                 in connection with a Proceeding by or in the right of the Corporation, except for reasonable Expenses (including an excise tax assessed with respect to an employee benefit plan) and amounts paid in settlement not exceeding, in the judgment of the Board, the estimated expense of litigating the Proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of the Proceeding, including any appeal thereof; or

(2)                                 in connection with a Proceeding by or in the right of the Corporation with respect to any claim, issue or matter as to which Indemnitee shall have been adjudged liable to the Corporation.

(f)                                   Proceeding Brought by Indemnitee.  Notwithstanding any other provision of this Agreement, Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement with respect to any Proceeding or claim brought or made by Indemnitee against the Corporation or its Directors, Officers, employees or other indemnitees, other than (i) a Proceeding or claim seeking or defending Indemnitee’s right to indemnification or advancement of Expenses pursuant to Section 6 of this Agreement or otherwise, or (ii) a Proceeding authorized by the Board prior to its initiation.

(g)                                  Settlements.  The Corporation acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any Proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including settlement of such Proceeding with or without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise in such Proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(h)                                 Mandatory Indemnification.  The Corporation shall indemnify Indemnitee to the extent that he or she has been successful, on the merits or otherwise, in the defense of any Proceeding to which Indemnitee was a party, or in defense of any claim, issue or matter, because Indemnitee is or was a Director or Officer, against reasonable Expenses incurred by Indemnitee in connection with the Proceeding.

3.                                      Contribution.

(a)                                 Whether or not the indemnification provided hereunder is available, in respect of any Proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Corporation shall pay the entire amount of any Expenses, judgments, penalties, fines or amounts paid or to be paid in settlement of such Proceeding without requiring Indemnitee to contribute to such payment and the Corporation hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Corporation shall not enter into any settlement of any Proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee without any injunction or other equitable relief being imposed against Indemnitee.

(b)                                 Without diminishing or impairing the obligations of the Corporation set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any Proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Corporation shall contribute to the amount of Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Corporation and all officers, directors or employees of the Corporation, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Corporation and all officers, directors or employees of the Corporation other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such Expenses, judgments, penalties, fines or settlement amounts, as well as any other equitable considerations which the Delaware General Corporation Law may require to be considered. The relative fault of the Corporation and all officers, directors or employees of the Corporation, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

(c)                                  The Corporation hereby agrees to indemnify and hold harmless Indemnitee from any claims of contribution which may be brought by officers, directors or employees of the Corporation, other than Indemnitee, who may be jointly liable with Indemnitee.

4.                                      Advances for Expenses.

(a)                                 Obligations and Requirements.  The Corporation shall advance, to the extent not prohibited by applicable law, the Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding, and such advancement shall be made within thirty (30) days after the receipt by the Corporation of any statement requesting such advances (which shall include invoices received by Indemnitee in connection with such Expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditures made that would cause Indemnitee to waive any privilege accorded by applicable law shall not be included with the invoice) from time to time, whether prior to or after final disposition of any Proceeding.  Any such statement shall reasonably evidence the Expenses incurred by Indemnitee. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay the expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. Advances shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Corporation to support the advances claimed. Indemnitee shall qualify for advances upon the execution and delivery to the Corporation of this Agreement, subject to the condition that if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Indemnitee is not entitled to be indemnified by the Corporation, Indemnitee shall undertake to the fullest extent permitted by law to repay the advance.  Such undertaking shall be an unlimited general obligation of Indemnitee but need not be secured and shall be accepted without reference to Indemnitee’s financial ability to make repayment.  The right to advances under this Section 4 shall in all events continue until final disposition of any Proceeding, including any appeal thereof.

(b)                                 Evaluation of Reasonableness of Expenses.  Evaluation as to reasonableness of Expenses of Indemnitee in the specific case shall be made in the same manner as the determination that indemnification is permissible, as described in Section 5 below, except that if the determination is made by Independent Legal Counsel, evaluation as to reasonableness of Expenses shall be made by those entitled under Section 5(c)(3) to select Independent Legal Counsel.  Notwithstanding the foregoing sentence, any Expenses claimed by Indemnitee shall be deemed reasonable if the Reviewing Party fails to make the reasonableness evaluation within thirty (30) days following the Corporation’s receipt of invoices for specific Expenses to be reimbursed or advanced.

5.             Authorization of and Determination of Entitlement to Indemnification.

(a)           Entitlement Determination.  The Corporation and Indemnitee acknowledge that indemnification of Indemnitee under Section 2 of this Agreement has been pre-authorized by the Corporation as permitted by the Delaware General Corporation Law.  Nevertheless, the Corporation shall not indemnify Indemnitee under Section 2 unless a separate determination has been made in the specific case that indemnification of Indemnitee is permissible in the circumstances because Indemnitee has met the relevant standard of conduct set forth in Section 2(a); provided, however, that: (i) no such entitlement decision need be made prior to the advancement of Expenses; and (ii) regardless of the result or absence of any such determination, the Corporation shall make any indemnification mandated by Section 2(h) above.

(b)           To obtain indemnification (including advancement of Expenses) under this Agreement, Indemnitee shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

(c)           Reviewing Party.  The determination referred to in Section 5(a) shall be made, at the election of the Board, by any of the following Reviewing Parties (unless a Change in Control shall have occurred after Indemnitee first began serving as a Director or Officer, in which case Indemnitee shall be entitled to designate that the determination shall be made by Independent Legal Counsel selected in the manner set forth in Section 5(d) below):

(1)           by the Board by a majority vote of a quorum consisting of Disinterested Directors; or

(2)           by a majority vote of a committee duly designated by the Board (in which designation directors who do not qualify as Disinterested Directors may participate) consisting solely of two or more Disinterested Directors; or

(3)           by Independent Legal Counsel: (A) Selected in the manner prescribed in paragraph (1) or (2) of this Section 5(c); or (B) if a quorum of Directors cannot be obtained for purposes of paragraph (1) and the committee cannot be designated under paragraph (2), selected by a majority vote of the full Board (in which selected directors who do not qualify as Disinterested Directors may participate); or

(4)           by the stockholders of the Corporation, by a majority vote of a quorum consisting of stockholders who were not Parties to that Proceeding or, if no such quorum is obtainable, by a majority vote of stockholders who were not Parties to that Proceeding.

(d)           Selection of Counsel after Change in Control.  If a Change in Control shall have occurred, Independent Legal Counsel shall be selected by Indemnitee (unless Indemnitee requests that the selection be made in the manner described in Section 5(c)(3)), and Indemnitee shall give written notice to the Corporation advising it of the identity of the Independent Legal Counsel so selected.  In either event, Indemnitee or the Corporation, as the case may be, may, within fifteen (15) days after the written notice of selection has been given, deliver to the Corporation or to Indemnitee, as the case may be, a written objection to the selection; provided, however, that the objection may be asserted only on the ground that the counsel so selected does not meet the requirements of “Independent Legal Counsel” as defined in Section 1 of this Agreement.  The objection shall set forth with particularity the factual basis of the assertion.  If a written objection is made and substantiated, the counsel selected may not serve as Independent Legal Counsel unless and until the objection is withdrawn or a court has determined that the objection is without merit.  If, within fifteen (15) days after submission by Indemnitee of a written request for indemnification, no Independent Legal Counsel shall have been selected and not objected to, either the Corporation or Indemnitee may petition the court conducting the Proceeding, or another court of competent jurisdiction, for resolution of any objection that shall have been made by the Corporation or Indemnitee to the other’s selection of Independent Legal Counsel and/or for the appointment as Independent Legal Counsel of a person selected by the court or by another person that the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Legal Counsel under Section 5(c).

(e)           Cooperation by Indemnitee.  Indemnitee shall cooperate with the Reviewing Party with respect to its determination of Indemnitee’s entitlement to indemnification, including providing to the Reviewing Party on reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to the determination.  Any Expenses incurred by Indemnitee in so cooperating with the Reviewing Party shall be borne by the Corporation, regardless of the determination as to Indemnitee’s entitlement to indemnification.

(f)            If the Reviewing Party shall not have made a determination within sixty (60) days after receipt by the Corporation of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that (x) such 60-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the Reviewing Party in good faith requires such additional time to obtain or evaluate documentation and/or information relating thereto; and (y) that the foregoing provisions of this Section 5(f) shall not apply if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 5(c)(4) and if (A) within fifteen (15) days after receipt by the Corporation of the request for such determination, the Board or the Disinterested Directors, if appropriate, resolve to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within seventy-five (75) days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within fifteen (15) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat.

(g)           Other.

(i)            In making a determination with respect to entitlement to indemnification hereunder, the Reviewing Party shall presume that Indemnitee is entitled to indemnification under this Agreement, and anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.  Neither the failure of the Corporation (including by its directors or Independent Legal Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation (including by its directors or Independent Legal Counsel) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has not met the applicable standard of conduct.

(ii)           The Reviewing Party, however chosen, shall make the requested determination as promptly as reasonably practicable after a request for indemnification is presented.

(iii)          Any determination by Independent Legal Counsel under this Section 5 shall be delivered in the form of a written opinion to the Board with a copy to Indemnitee.

(iv)          The Corporation shall pay any and all reasonable fees and expenses of Independent Legal Counsel incurred by the counsel in connection with acting pursuant to this Section 5, and the Corporation shall pay all reasonable fees and expenses incident to the procedures of this Section 5, regardless of the manner in which such Independent Legal Counsel was selected or appointed.

(v)           On the due commencement of any action to seek court-ordered indemnification pursuant to Section 6 of this Agreement, Independent Legal Counsel shall be discharged and relieved of any further responsibility in that capacity, subject to the applicable standards of professional conduct then prevailing.

6.             Court-Ordered Indemnification and Advances for Expenses.

(a)           Procedure.  If Indemnitee is a party to a Proceeding, he or she may apply for indemnification or for advances for Expenses to the court conducting the Proceeding or to another court of competent jurisdiction.  For purposes of this Agreement, the Corporation consents to personal jurisdiction and venue in any court in which is pending a Proceeding to which Indemnitee is a party.  Regardless of any determination by the Reviewing Party that Indemnitee is not entitled to indemnification or to advancement of Expenses or as to the reasonableness of Expenses, and regardless of any failure by the Reviewing Party to make a determination as to the entitlement or the reasonableness of Expenses, the court’s review shall be a de novo review.  After receipt of an application and after giving any notice it considers necessary, the court may:

(1)           order indemnification or the advance for Expenses if it determines that Indemnitee is entitled to indemnification or to advance for Expenses under this Agreement, the Delaware General Corporation Law or otherwise; or

(2)           order indemnification or the advance for Expenses if it determines that, in view of all the relevant circumstances, it is fair and reasonable to indemnify Indemnitee, or to advance Expenses to Indemnitee, regardless of whether Indemnitee has met the relevant standard of conduct, complied with the requirements for advancement of Expenses, or been adjudged liable in a Proceeding referred to in Section 2(e) above (in which case any court-ordered indemnification need not be limited to Expenses incurred by Indemnitee, but may include penalties, fines, amounts paid in settlement, judgments and any other amounts ordered by the court to be indemnified or advanced).

(b)           Payment of Expenses to Seek Court-Ordered Indemnification.  If the court determines that Indemnitee is entitled to indemnification or to advance for Expenses, the Corporation shall pay Indemnitee’s reasonable Expenses to obtain the court-ordered indemnification or advance for Expenses.

7.             Limitations on Indemnification.  Regardless of whether Indemnitee has met the relevant standard of conduct set forth in Section 2(a), nothing in this Agreement shall require or permit indemnification of Indemnitee for any Liability or Expenses incurred in a Proceeding in which a judgment or other final adjudication establishes that Indemnitee’s actions or omissions to act were material to the cause of action so adjudicated and constitute:

(a)           a violation of criminal law, unless Indemnitee had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;

(b)           a transaction from which Indemnitee derived an improper personal benefit, including, without limitation, any benefits received through the purchase and sale by Indemnitee of securities of the Corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law; or

(c)           willful misconduct or a conscious disregard for the best interests of the Corporation in a Proceeding by or in the right of the Corporation to procure a judgment in its favor or in a Proceeding by or in the right of a stockholder of the Corporation.

8.             Exclusive Forum.  The Corporation and Indemnitee acknowledge and agree that the sole and exclusive forum for any cause of action brought by the Corporation or Indemnitee arising under this Agreement shall be the United States District Court for the District of New Jersey, if a basis for federal court jurisdiction is present, or otherwise, in the Superior Court of New Jersey, and the Corporation and Indemnitee each hereby submit to the personal jurisdiction of such court(s).

9.             Vested Rights; Specific Performance.  No amendment to the Certificate of Incorporation or By-Laws of the Corporation or any other corporate action shall in any way limit Indemnitee’s rights under this Agreement.  In any Proceeding brought by or on behalf of Indemnitee to specifically enforce the provisions of this Agreement, the Corporation waives the claim or defense in that Proceeding that the plaintiff or claimant has an adequate remedy at law, and the Corporation shall not urge in any such Proceeding the claim or defense that an adequate remedy at law exists.  The provisions of this Section 8, however, shall not prevent Indemnitee from seeking a remedy at law in connection with any breach of this Agreement.

10.          Liability Insurance.  To the extent the Corporation maintains an insurance policy or policies providing directors’ or officers’ liability insurance, Indemnitee shall be covered by that policy or those policies, in accordance with its or their terms, to the maximum extent of the coverage provided under that policy or those policies in effect for any other Director or Officer of the Corporation, as the case may be.

11.          Witness Fees.  Notwithstanding any other provision in this Agreement, to the extent that Indemnitee is made a witness in any Proceeding to which Indemnitee is not a party, because he or she is or was a Director or Officer, the Corporation hereby indemnifies and holds harmless Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.

12.          Security for Indemnification Obligations.  The Corporation may at any time and in any manner, at the discretion of the Board, secure the Corporation’s obligations to indemnify or advance Expenses to Indemnitee pursuant to this Agreement.

13.          Non-exclusivity, No Duplication of Payments.  The rights of Indemnitee under this Agreement shall be in addition to any other rights with respect to indemnification, advancement of

Expenses or otherwise that Indemnitee may have under the Certificate of Incorporation or By-Laws, the Delaware General Corporation Law or otherwise; provided, however, that the Corporation shall not be liable under this Agreement to make any payment to Indemnitee under this Agreement to the extent Indemnitee has otherwise actually received payment (under any insurance policy, provision of the Certificate of Incorporation or By-Laws, or otherwise) of the amounts otherwise payable under this Agreement.  The Corporation’s obligation to indemnify or advance expenses under this Agreement to Indemnitee who is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of any other entity shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of expenses from that other entity.

14.          Amendments.  To the extent that the provisions of this Agreement are held to be inconsistent with the provisions of the Delaware General Corporation Law, the provisions of that statute shall govern.  To the extent that the Delaware General Corporation Law is later amended to permit a Delaware corporation, without the need for stockholder approval, to provide to its directors greater rights to indemnification or advancement of Expenses than those specifically set forth here, this Agreement shall be deemed amended to require the greater indemnification or more liberal advancement of Expenses to Indemnitee, in each case consistent with the Delaware General Corporation Law as so amended from time to time.  Otherwise, no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the Corporation and Indemnitee.

15.          Subrogation.  In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of that payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure those rights, including the execution of documents necessary to enable the Corporation effectively to bring suit to enforce those rights; provided, however, that any rights of recovery of Indemnitee pursuant to any liability insurance policy separately paid for by Indemnitee shall not be subject to subrogation under this Section 14 except that any amounts recovered under such policy shall be subject to Section 12 hereof.

16.          Waiver.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement (whether or not similar) nor shall such a waiver constitute a continuing waiver.

17.          Binding Effect, Etc.  This Agreement shall be binding on and inure to the benefit of and be enforceable by the parties to this Agreement and their respective successors or assigns (including any direct or indirect successor or assign by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Corporation), spouses, heirs, and personal and legal representatives.

18.          Applicability of Agreement.  This Agreement shall apply retroactively with respect to acts or omissions of Indemnitee occurring since the date that Indemnitee first became a Director or Officer, and this Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a Director or Officer, but only in respect of acts or omissions occurring prior to the termination of Indemnitee’s service as a Director or Officer.

19.          Severability.  If any provision or provisions of this Agreement shall be held to be invalid, illegal, or unenforceable for any reason whatsoever:

(a)           the validity, legality, and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal, or unenforceable, that is not itself invalid, illegal, or unenforceable) shall not in any way be affected or impaired by it;

(b)           the provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties to this Agreement; and

(c)           to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any provision held to be invalid, illegal, or unenforceable, that is not itself invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by it.

20.          Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in Delaware without giving effect to the principles of conflicts of laws.

21.          Headings.  The headings of the Sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction of this Agreement.

22.          Inducement.  The Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it under this Agreement in order to induce Indemnitee to serve or continue to serve as a Director and/or Officer, and the Corporation acknowledges that Indemnitee is relying on this Agreement in serving as a director, officer, employee or agent of the Corporation or, at the request of the Corporation, as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other entity.

23.          Notice by Indemnitee.  Indemnitee agrees promptly to notify the Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, information, or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered under this Agreement.  The failure of Indemnitee so to notify the Corporation shall not relieve the Corporation of any obligation that it may have to Indemnitee under this Agreement or otherwise.

24.          Notices.  All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if:  (i) delivered by hand and receipted for by the party to whom the notice or other communication shall have been directed; or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed if to the Corporation, to the principal office address of the Corporation, or if to Indemnitee, to the address of Indemnitee last on file with the Corporation, or to any other address that may have been furnished to Indemnitee by the Corporation or to the Corporation by Indemnitee, as the case may be.

[Signature page follows.]

The parties hereto have entered into this Agreement effective as of the date first above written.

The Corporation:

IMMUNOMEDICS, INC.

By:
Name:
Title:

Indemnitee:

[NAME]

Address:

[Signature Page to Immunomedics, Inc. Indemnification Agreement]